UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 19, 2006
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On July 19, 2006, Mercantile Bancorp, Inc. (the “Company”) issued a press release reporting net income for the second quarter ended June 30, 2006 of $2.2 million, or 38 cents per share, compared with net income of $2.4 million, or 41 cents per share, in the comparable quarter a year earlier. For the first six months of 2006, Mercantile posted net income of $4.2 million, or 71 cents per share, compared with net income of $4.4 million, or 75 cents per share in the first six months of last year. The company noted that earnings per share for the prior year periods have been adjusted to reflect its three-for-one stock split completed in June, 2006.
     Net interest income in the second quarter was $9.4 million. This compares with net interest income of $8.9 million in the comparable period last year. The increase reflected growth in the loan portfolio and was achieved despite a decline in net interest margin to 3.53 percent from 3.60 percent in the year-ago period. For the six months, net interest income amounted to $18.3 million vs. $17.2 million in the same period last year. Net interest margin in the first six months of the current year declined to 3.47 percent from 3.53 percent in the same period a year earlier. Noninterest expense in the second quarter rose to $7.5 million from $6.6 million in the same quarter a year ago, an increase of 13.3 percent. The Company said a significant portion of the increase is due to costs associated with staffing of Farmers State Bank’s brokerage operation, which did not open for business until the third quarter of 2005. Noninterest expense for the six months amounted to $15.3 million vs. $13.5 million in the same period of the prior year. The increase for the six months reflects the impact of a previously announced $450,000 (pre-tax) settlement of a lawsuit recorded in the first quarter related to the brokerage operation.
     Loans stood at $911.5 million at second quarter-end, compared with $871.8 million at the end of the first quarter of the current year and $810.7 million at the end of the second quarter of 2005, increases of 4.6 percent and 12.4 percent, respectively. For the first six months, loans rose by $50.2 million from their level at the end of 2005, an increase of 5.8 percent.
     The full text of the earnings release is included herein as Exhibit 99.1 and is incorporated herein by reference.
Note: The information in this report provided in Item 2.02 (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements And Exhibits
     (c) Exhibits:

Exhibit
Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on July 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Dan S. Dugan
Name:	Dan S. Dugan
Title:	Chairman, President and Chief Executive Officer

Date: July 19, 2006

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